April 27, 2000

Great West Life & Annuity
Insurance Company
8515 E. Orchard Road
Englewood, CO 80111

Re:     Great West Variable Annuity Account A
File No. 811-1737

Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Advice" in the Prospectus filed as part of the Amendment No. 25 to the Form N-1 Registration Statement for the Variable Annuity Account A. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

SUTHERLAND ASBILL & BRENNAN LLP



By:            /s/ Kimberly J. Smith

               Kimberly J. Smith